                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       PERSONAL COMPUTER PRODUCTS, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                    [LOGO]
- -------------------------------------------------------------------------------
                  11031 Via Frontera -- San Diego, CA 92127
                   Phone: 619-485-8411 -- FAX: 619-487-5809


August 20, 1996


Dear Stockholder:

It is a pleasure to send to you the attached notice and proxy material with regard to the annual meeting of stockholders of Personal Computer Products, Inc.

The matters to be considered at this meeting include election of directors, ratification of the selection of accountants, amendment of the Company's Certificate of Incorporation to increase the common stock authorized and the adoption and ratification of the 1997 Stock Option Plan.

I hope you will be able to attend the annual meeting. Whether or not you plan to attend the annual meeting, however, we request that you sign, date and return the enclosed proxy card as soon as possible.

We are grateful for the confidence you have shown in us.

Sincerely yours,

/s/ Edward W. Savarese

Edward W. Savarese
President and Chief Executive Office

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD SEPTEMBER 20, 1996


To the Stockholders of
Personal Computer Products, Inc.:

    The Annual Meeting of Stockholders of Personal Computer Products, Inc., a Delaware corporation ("PCPI"), will be held at 11031 Via Frontera, San Diego, California on Friday, September 20, 1996 at 11:00 a.m. for the following purposes:

    1.  To elect a Board of Directors;

    2. To act upon a proposal to ratify the selection of Boros & Farrington APC as PCPI's independent accountants for fiscal year 1997;

    3. To amend the Company's Certificate of Incorporation to increase the common stock authorized from 50,000,000 shares to 100,000,000 shares;

    4.  To adopt and ratify the 1997 Stock Option Plan;

    5.  To adopt and ratify the 1997 Employee Stock Purchase Plan;

and to transact such other business as may properly come before the Meeting, or any postponements or adjournments thereof.

    The Board of Directors has fixed the close of business on August 2, 1996 as the record date for determination of stockholders entitled to notice of and to vote at the Meeting.

    All stockholders are cordially invited to attend the Meeting. In order to allow us to provide adequate accommodations, please indicate on the enclosed proxy card if you plan to attend in person.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       Ralph R. Barry,
                                       Secretary

San Diego, California
August 20, 1996


                           YOUR VOTE IS IMPORTANT!

Please immediately date, sign and return your proxy in the enclosed envelope. If you attend the meeting, you may withdraw your proxy and vote in person.

                        THANK YOU FOR ACTING PROMPTLY.

                       PERSONAL COMPUTER PRODUCTS, INC.
- -------------------------------------------------------------------------------
              11031 Via Frontera -- San Diego, California 92127

                               PROXY STATEMENT

                                 INTRODUCTION

GENERAL INFORMATION FOR STOCKHOLDERS

    This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Personal Computer Products, Inc., a Delaware corporation ("PCPI" or the "Company"), for use at the Annual Meeting of Stockholders of PCPI to be held on September 20, 1996 or at any postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement, the accompanying form of proxy and PCPI's annual report for fiscal year 1996 are first being sent to stockholders on or about August 20, 1996. If a proxy in the accompanying form is duly executed and returned, the shares represented thereby will be voted, and where a specification is made by the stockholder as provided therein, will be voted in accordance with such specification. A stockholder giving a proxy may, nevertheless, revoke it before its exercise by filing with the Secretary of PCPI either an instrument revoking the proxy or a duly executed proxy bearing a later date. A proxy will be revoked automatically if the stockholder who executed it is present at the Meeting and votes in person.

    The cost of the solicitation of proxies will be borne by PCPI. In addition to solicitation by mail, certain directors, officers and regular employees of PCPI, without receiving any additional compensation, may solicit proxies personally or by telephone or telegram. PCPI will reimburse brokers and others holding stock in their names, or in the names of nominees, for forwarding proxy material to their principals.

VOTING SECURITIES

    On August 2, 1996 (the "record date" for determination of stockholders entitled to notice of and to vote at the Meeting), PCPI had outstanding 33,839,955 shares of Common Stock, which is the only class of stock entitled to vote at the Meeting. Each share entitles the holder thereof to one vote on all matters to be presented at the meeting.

BENEFICIAL OWNERSHIP OF VOTING SECURITIES

    The following table sets forth the number of shares of equity securities of PCPI owned beneficially (as determined in accordance with the rules adopted by the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934) for all persons (including any "group") known to PCPI to be the beneficial owner of more than five percent of any class of voting securities of PCPI as of August 2, 1996, except as disclosed in the Security Ownership of Management section below.

TITLE OF CLASS       NAME         SHARES BENEFICIALLY OWNED    PERCENT OF CLASS
- --------------       ----         -------------------------    ----------------
PCPI Common     MCM Partners LP           3,658,833                  10.8

MCM Partners LP is a private investment group located at 1 Embarcadero Center, Suite 2830, San Francisco, California 94111.

SECURITY OWNERSHIP OF MANAGEMENT

   The following table sets forth the number of shares of equity securities of PCPI owned beneficially (as determined in accordance with the rules adopted by the SEC under the Securities Exchange Act of 1934) as of August 2, 1996 by each director and nominee for election as a director of PCPI, by each executive officer of PCPI who earned more than $100,000 during fiscal year 1996, and by all directors and executive officers as a group. In each case, such beneficial ownership includes both sole voting and sole investment power. Dr. Saal, Dr. Savarese, Mr. Roth and MCM Partners LP were, to the knowledge of PCPI, the only persons owning beneficially (as determined in accordance with such rules) more than 5% of any class of voting securities of PCPI as of such date. The business addresses of Dr. Saal, Dr. Savarese and Mr. Bonar are the same as that of the Company. Mr. Roth's business address is 322 West 57th Street, Apartment 45T, New York, New York 10019.


TITLE OF CLASS               NAME               SHARES BENEFICIALLY OWNED    PERCENT OF CLASS
- --------------               ----               -------------------------    ----------------
PCPI Common       Harry J. Saal                        10,925,000(a)                26.6
PCPI Common       Edward W. Savarese                    2,095,890(b)                 5.9
PCPI Common       Irwin Roth                            1,754,400(c)                 5.0
PCPI Common       Brian Bonar                             510,030(d)                 1.5
PCPI Common       All directors and executive
                  officers as a group
                  (5 persons)                          15,492,320(e)                34.8


TITLE OF CLASS               NAME               SHARES BENEFICIALLY OWNED    PERCENT OF CLASS
- --------------               ----               -------------------------    ----------------
LPAC Common       Edward W. Savarese                      127,500(b)                 4.1
LPAC Common       Irwin Roth                              126,500(c)                 4.0
LPAC Common       Harry J. Saal                            76,500(a)                 2.5
LPAC Common       All directors and executive
                  officers as a group
                  (5 persons)                             330,500(e)                 9.9


(a) Includes options and/or warrants, now exercisable or exercisable within 60 days, to purchase 7,270,367 shares of PCPI Common Stock and 76,500 shares of LPAC Common Stock.

(b) Includes options and/or warrants, now exercisable or exercisable within 60 days, to purchase 1,675,000 shares of PCPI Common Stock and 127,500 shares of LPAC Common Stock. Also includes 30,000 shares of PCPI Common Stock owned by Dr. Savarese's children; Dr. Savarese disclaims beneficial ownership of those shares.

(c) Includes options and/or warrants, now exercisable or exercisable within 60 days, to purchase 1,158,335 shares of PCPI Common Stock and 126,500 shares of LPAC Common Stock.

(d) Includes options and/or warrants, now exercisable or exercisable within 60 days, to purchase 470,000 shares of PCPI Common Stock.

(e) Includes options and/or warrants, now exercisable or exercisable within 60 days, to purchase 10,750,702 shares of PCPI Common Stock and 330,500 shares of LPAC Common Stock. Also includes 30,000 shares of PCPI Common Stock owned by Dr. Savarese's children; Dr. Savarese disclaims beneficial ownership of those shares.

All percentages in this section were calculated on the basis of outstanding securities plus securities deemed outstanding pursuant to Instruction 3 to
Item 403 of Regulation S-B, under the Securities Exchange Act of 1934.

                  MATTERS TO BE CONSIDERED AT ANNUAL MEETING

                     ITEM NO. 1 -- ELECTION OF DIRECTORS

NOMINEES FOR ELECTION AS DIRECTORS; EXECUTIVE OFFICERS

   Four (4) directors are to be elected at the Meeting, each to serve until the next annual meeting or until a successor is elected. All of the nominees are now serving as directors of PCPI and all four have consented to be named and have indicated their intent to serve if elected, and the proxyholders named in the accompanying form of proxy will vote the shares represented by the proxy for all of the nominees unless withholding of authority to vote has been specified on the proxy with respect to one or more directors. If for any reason any nominee named is not a candidate (which is not expected) when the election occurs, the proxyholders will vote the shares for the other nominees named and for such other person as may be designated by the Board of Directors.

   The following table sets forth certain information regarding the nominees for election to the Board of Directors of PCPI.

NAME                 AGE     SINCE                  DIRECTOR TITLE
- ----                 ---     -----                  --------------
Harry J. Saal        52       1983     Director, Chairman of the Board
Edward W. Savarese   49       1983     Director, Vice Chairman of the Board,
                                       President and Chief Executive Officer
Brian Bonar          49       1995     Director and Executive Vice President
                                       Sales, Marketing and Engineering
Irwin Roth           65       1983     Director

    Dr. Saal has been a Director of PCPI since 1983 and became the Company's Chairman in December 1995. He was President and Chief Executive Officer of Smart Valley, Inc., a company which is working to create an electronic community in the San Francisco Bay Area of California, from September 1, 1993 until November 1995. In addition, from 1986 until 1993 Dr. Saal was the President and a Director of Network General Corp., which is engaged in the design, manufacture and sale of diagnostic systems for local area networks (and related products). Dr. Saal continues to serve as a Director of Network General Corp. Dr. Saal also serves as a Director of Borland International and GlobalNet Systems, Ltd.

    Dr. Savarese is a founder of PCPI and has been Chairman and Chief Executive Officer of PCPI and its predecessor from 1982 until 1995, when he became the Company's Vice Chairman. In addition, Dr. Savarese has been the President of PCPI since 1989. Dr. Savarese also serves as a Director of GlobalNet Systems, Ltd.

    Mr. Bonar has been with PCPI since August 1992 as Director of Technology Sales, and in April 1994 was appointed Vice President, Sales and Marketing. In September 1994, Mr. Bonar became Executive Vice President Sales, Marketing and Engineering and in August 1995 a Director. From 1991 to 1992, Mr. Bonar was Vice President of Worldwide Sales and Marketing for Bezier Systems, Inc., a San Jose, California-based manufacturer and marketer of laser printers. From 1990 to 1991, he was Worldwide Sales Manager for Adaptec, Inc., a San Jose-based laser printer controller developer. From 1988 to 1990, he was Vice President of Sales and Marketing for Rastek Corporation, a laser printer controller developer located in Huntsville, Alabama.

    Mr. Roth is an attorney, and has been practicing law in New York City for more than the past five years. He has served on the Company's Board of Directors since 1982. He was a co-founder of Panafax, Inc., the first marketer of facsimile machines in the United States. He holds Bachelor's and law degrees from the University of Michigan. Mr. Roth also serves as the Chairman of GlobalNet Systems, Ltd.

    In addition to Dr. Savarese and Mr. Bonar, Ralph R. Barry, age 38, is an executive officer of PCPI and serves as its Chief Financial Officer, Secretary and Treasurer. Mr. Barry, a CPA, joined PCPI as Controller and Chief Accounting Officer, and Assistant Secretary in October 1993 and became Chief Financial Officer and Secretary in August 1995. Prior thereto, Mr. Barry served with Price Waterhouse LLP since August 1989.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

    The Board of Directors held 12 meetings in fiscal year 1996. In addition to action taken at meetings, the Board on occasion acts by unanimous written consent.

    The Board of Directors currently has no committees. Each of PCPI's current directors attended at least 75% of the fiscal year 1996 meetings of the Board.

              ITEM NO. 2 -- SELECTION OF INDEPENDENT ACCOUNTANTS

    The Board has selected the firm of Boros & Farrington APC as independent accountants for PCPI for the fiscal year ending June 30, 1997, it being intended that such selection would be proposed for ratification by the stockholders. The proxyholders named in the accompanying form of proxy will vote the shares represented by the proxy for ratification of the selection of Boros & Farrington APC unless a contrary choice has been specified on the proxy. If the stockholders do not ratify the selection of Boros & Farrington APC, the selection of independent accountants will be reconsidered by the Board of Directors. The Board retains the power to select another firm as independent accountants for PCPI to replace a firm whose selection was ratified by the stockholders in the event the Board determines that a change would be in the best interest of PCPI.

    Representatives of Boros & Farrington APC are expected to be present at the Meeting to respond to appropriate questions and to make a statement if they desire to do so.

           ITEM NO. 3 -- AMENDMENT OF CERTIFICATE OF INCORPORATION

    On July 18, 1996, the Board of Directors unanimously adopted a resolution proposing that Article FOURTH of PCPI's Certificate of Incorporation be amended to increase the authorized common stock of the Company from 50,000,000 to 100,000,000 shares.

    The Board of Director recommends a vote FOR approval of the proposed amendment of the Certificate of Incorporation to allow for the future financing of the Company's growth and expansion, as necessary.

    The proposed amendment cannot become effective unless it is approved by a majority of the stockholders entitled to vote thereon. The full text of the amendment is included as Exhibit A to this proxy statement.

       ITEM NO. 4 -- ADOPTION AND RATIFICATION OF 1997 STOCK OPTION PLAN

GENERAL NATURE AND PURPOSE

    The 1997 Stock Option Plan of PCPI (the "Plan") was unanimously adopted by the Board of Directors on August 7, 1996. The Plan provides for the granting of incentive stock options or non-statutory stock options to key employees of the Company or any subsidiary and for the granting of non-statutory stock options to non-employee directors.

SECURITIES SUBJECT TO THE 1997 PLAN

    The maximum number of shares of the Company's Common Stock which may be issued upon exercise of options granted under the Plan is 5,000,000 shares, $0.005 par value per share (subject to adjustments as a result of further stock splits, stock dividends, recapitalizations, reclassifications, combinations, consolidations and mergers). If an option granted under the Plan becomes unexercisable by expiration, surrender, termination or for any other reason, the number of shares which were subject to the option but as to which the option was not exercised will continue to be available under the Plan, and new options may be granted in respect of such shares.

ELIGIBILITY TO RECEIVE OPTIONS UNDER THE 1997 PLAN

    Any key employee or non-employee director of the Company or any of its subsidiaries is eligible to be granted options under the Plan.

    An individual may hold more than one option, provided that the aggregate fair market value (determined as of the time the option is granted) of incentive stock options exercisable during any one calendar year may not, for any employee, exceed $100,000 (plus unused carryovers).

ADMINISTRATION AND DURATION OF THE 1997 PLAN

    The Plan is administered by PCPI's Board of Directors and, to the extent provided by the Board of Directors, a committee (the "Committee") appointed by the Board of Directors. The Board of Directors (or the Committee, if responsibility for any such matters is delegated by the Board of Directors to the committee) (hereafter the "Administrator") is authorized to determine which employees are key employees, to select those key employees and non-employee directors to whom options are to be granted, to determine the number of shares to be subject to such option grants and which options are to be incentive stock options and which are to be non-statutory stock options, to determine the terms and conditions of options (consistent with the Plan), to establish such rules relating to the administration of the Plan as It may deem appropriate and to issue such interpretations of the Plan and any outstanding options thereunder as it may deem necessary or advisable.

    The Board of Directors has the power to amend the Plan at any time; provided, however, that (except for adjustments resulting from stock splits, recapitalizations, etc.) the Board may not, without the approval of the Company's stockholders, amend the Plan to increase the number of shares available for options under the Plan, increase the maximum number of options which may be granted to a member or all members of the Board of Directors, materially increase the benefits accruing to individuals who participate in the Plan, modify the eligibility requirements for the grant of options under the Plan, or modify the restriction that no options granted to non-employee directors may be exercised prior to the first anniversary of the date it is granted. Further, no amendment of the Plan can, without the consent of the option holder, adversely affect any rights or obligations under any option previously granted.

    No option may be granted under the Plan after August 7, 2006.

TERMS OF OPTIONS

    The Plan requires that the option price for options granted thereunder be at least 100% of the fair market value of the stock subject to the option on the date the option is granted, provided that the option price must be at least 110% of the fair market value in the case of incentive stock options granted to persons then owning, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of PCPI, any subsidiaries and any parent corporations. On August 7, 1996, the closing bid and asked prices of PCPI common stock on the over-the counter market as reported by NASD electronic bulletin board were $1.75 and $1.81, respectively.

    No option may have a term in excess of ten years from its date of grant and, except in the event of a merger, consolidation or reorganization of the Company, no option granted to a non-employee director may be exercised in whole or in part during the first year after it is granted. Incentive stock options granted to persons then owning, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company, any subsidiaries and any parent corporations, may not be exercised after five years from the date of grant. Subject to the foregoing, options become exercisable at such times and in such installments (which may be cumulative) as the Administrator provides in the terms of each individual option. The Administrator provides in the terms of each individual option when such option expires and becomes unexercisable.

    Any options granted under the Plan may, but need not, provide that the option exercise period is subject to early termination if the option holder ceases to be a director, officer or employee of the Company. The Plan also grants to the Administrator the authority to make the Common Stock issuable upon exercise of an option subject to a repurchase right in favor of the Company (or its assigns), exercisable upon the option holder's cessation of director or employee status, at the original option price paid by the option holder upon his or her exercise of the option. These repurchase rights shall be exercisable by the Company (or its assigns) upon such terms and conditions (including provisions for such rights to expire in one or more instruments) as the Administrator may specify in the agreement setting forth such rights. The Plan also grants the Administrator the discretion to assist any employee in financing the exercise of any options by authorizing a loan from the Company to the option holder, permitting the option holder to pay the option price in installments, or authorizing the Company to guarantee a third-party loan to the option holder.

    The Plan provides that upon the dissolution or liquidation of the Company or the merger or consolidation of the Company into another corporation, or upon certain other reorganizations, the Administrator may (a) accelerate in whole or in part the exercisability of outstanding options, (b) terminate in whole or in part outstanding options upon at least ten days' notice to the option holders, (c) arrange to have the surviving corporation grant appropriately adjusted replacement options, or (d) cancel in whole or in part outstanding options upon payment to an option holder of cash equal to the difference between (i) the fair market value of what the option holder would have received upon the merger, consolidation, dissolution or liquidation, as the case may be, had the option holder exercised the option immediately prior to the effective date of said event; and (ii) the exercise price of the option.

    Subject to the Administrator's right to grant assistance in financing the exercise of options and/or to limit the following alternatives in the terms of particular stock option agreements, the Plan calls for option holders to pay the option price in full at the time of exercise in cash or by check, by the transfer to the Company of previously acquired shares of PCPI common stock having a fair market value (determined on the date of delivery to the Company) equal to the option price, or by a combination of cash and previously acquired shares of PCPI common stock. This provision could permit "pyramiding" of stock options, by which the delivery of even a small number of PCPI shares could enable a holder to enjoy the economic benefit of a full exercise without the need of paying any cash to the Company.

    The option holder must make such representations and execute such documents as the Company may require to effect compliance with applicable federal and state securities laws. Other than the stock option agreements executed in connection with each option grant, option holders are not provided with any periodic reports concerning the status of their individual options.

    In the event any change is made to the Company's Common Stock by reason of a stock split, stock dividend, recapitalization, reclassification, combination of shares, consolidation or merger, unless such change results in the termination of all outstanding options, the Administrator has the discretion to make appropriate adjustments in the number and class of shares as to which all options then outstanding under the Plan will be exerisable, and in the option price per share. In such event, the Administrator may also adjust the maximum number of shares to which options may be granted to any one or to all directors. All such adjustments made by the Administrator will be final and binding upon the option holders, the Company and other interested persons.

FEDERAL TAX CONSEQUENCES

    The following is a general description of the federal income tax consequences of options granted under the Plan. Incentive stock options granted under the Plan are intended to satisfy the requirements of Section 422A of the Internal Revenue Code. Non-statutory options granted under the Plan do not satisfy such requirements. The federal income tax treatment for the two types of options differs as follows:

    (i) INCENTIVE STOCK OPTIONS. Incentive stock options under the Plan are intended to be eligible for the favorable federal income tax treatment accorded to "incentive stock options" under the Code.

    There generally are no federal income tax consequences to the option holder or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the option holder's alternative minimum tax liability, if any.

    If an option holder holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the option holder upon exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally, if the option holder disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the option holder will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or (b) the option holder's actual gain, if any, on the purchase and sale. The option holder's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year. Long-term capital gains currently are generally subject to lower tax rates than ordinary income. Slightly different rules may apply to option holders who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

    To the extent the option holder recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

    (ii) NON-STATUTORY OPTIONS. Non-statutory stock options granted under the Plan generally have the following federal income tax consequences:

    There are no tax consequences to the option holder or the Company by reason of the grant of a non-statutory stock option. Upon exercise of a non-statutory stock option, the option holder normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the option holder. Upon disposition of the stock, the option holder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to option holder who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

    POTENTIAL LIMITATION ON COMPANY DEDUCTIONS. As part of the Omnibus Budget Reconciliation Act of 1993, the U.S. Congress amended the Code to add Section 162(m), which denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

    Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with proposed Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that the option is granted by a compensation committee comprised solely of "outside directors" and either: (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the option plan, including the per-employee limitation, is approved by the shareholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by shareholders.

    OTHER TAX CONSEQUENCES. The foregoing discussion is intended to be a general summary only of the federal income tax aspects of options granted under the Plan; tax consequences may vary depending on the particular circumstances at hand. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change, Furthermore, no information is given with respect to state or local taxes that may be applicable. Participants in the Plan who are residents of or are employed in a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of United States federal income taxes.

OPTIONS NOT TRANSFERABLE

    Options granted under the Plan are nontransferable, except by will or by the applicable laws of descent and distribution.

VOTE REQUIRED

    The approval of the holders of at least a majority of the shares of Common Stock outstanding and entitled to vote is required for approval of the adoption of the Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board of Directors recommends a vote FOR the adoption and ratification of the Plan.

      ITEM NO. 5 -- ADOPTION AND RATIFICATION OF 1997 STOCK PURCHASE PLAN

GENERAL NATURE AND PURPOSE

    The 1997 Employee Stock Purchase Plan ("Purchase Plan") was unanimously adopted by the Board of Directors on August 7, 1996. The Purchase Plan permits employees to purchase the Company's common stock at a discounted price. The Purchase Plan is designed to encourage and assist a broad spectrum of employees of the Company to acquire an equity interest in the Company through the purchase of its common stock. It is also intended to provide participating employees the tax benefits under Section 421 of the Code. The Purchase Plan covers an aggregate of 2,500,000 shares of the Company's common stock. Management currently believes these shares to be sufficient for all stock purchases under the Purchase Plan for approximately two years.

ELIGIBILITY

    All employees, including executive officers and directors who are employees, customarily employed more than 20 hours per week and more than five months per year by the Company are eligible to participate in the Purchase Plan on the first enrollment date following employment. However, employees who hold, directly or through options, five percent or more of the stock of the Company are not eligible to participate.

TERMS AND ADMINISTRATION

    Participants may elect to participate in the Purchase Plan by contributing up to a maximum of 15 percent of their compensation, or such lesser percentage as the Board may establish from time to time. Enrollment dates are the first trading day of January, April, July and October or such other dates as may be established by the Board from time to time. The first enrollment date will be October 1996. On the last trading day of each December, March, June and September, beginning in September 1996, or such other dates as may be established by the Board from time to time, the Company will apply the funds then in each participant's account to the purchase of shares. The cost of each share purchased is 85 percent of the lower of the fair market value of common stock on (i) the enrollment date or (ii) the purchase date. The length of the enrollment period may not exceed a maximum of 24 months. No participant's right to acquire shares may accrue at a rate exceeding $25,000 of fair market value of common stock (determined as of the first trading day in an enrollment period) in any calendar year.

    The Board may administer the Purchase Plan or the Board may delegate its authority to a committee composed of not fewer than two outside directors and may delegate routine matters to management. The Board may amend or terminate the Purchase Plan at any time and may provide for an adjustment in the purchase price and the number and kind of securities available under the Purchase Plan in the event of a reorganization, recapitalization, stock split, or other similar event. However, amendments that would increase the number of shares reserved for purchase, or would otherwise require shareholder approval in order to comply with Federal securities regulations, require shareholder approval. Shares available under the Purchase Plan may be either outstanding shares repurchased by the Company or newly issued shares.

    As of August 7, 1996 approximately 53 employees of the Company were eligible to participate in the Purchase. Since the number of shares purchased under the Plan by any employee and the purchase price thereof are determined by the level of voluntary contribution by such employee and the market price of the shares in effect from time to time, the Company currently cannot determine the number of shares that may be purchased in the future by any eligible individual or group of individuals or the purchase price thereof.

FEDERAL TAX CONSEQUENCES

    In general, participants will not have taxable income or loss under the Purchase Plan until they sell or otherwise dispose of shares acquired under the Purchase Plan (or die holding such shares). If the shares are held, as of the date of sale or disposition, for longer than both: (i) two years after the beginning of the enrollment period during which the shares were purchased and (ii) one year following purchase, a participant will have taxable ordinary income equal to 15% of the fair market value of the shares on the first day of the enrollment period (but not in excess of the gain on the sale). Any additional gain from the sale will be long-term capital gain. The Company is not entitled to an income tax deduction if the holding periods are satisfied.

    If the shares are disposed of before the expiration of both of the foregoing holding periods (a "disqualifying disposition"), a participant will have taxable ordinary income equal to the excess of the fair market value of the shares on the purchase date over the purchase price. Such ordinary income is subject to information reporting requirements and may become subject to income and employment tax withholding. In addition, the participant will have taxable capital gain (or loss) measured by the difference between the sale price and the participant's purchase price plus the amount of ordinary income recognized, which gain (or loss) will be long-term if the shares have been held as of the date of sale for more than one year. The Company is entitled to an income tax deduction equal to the amount of ordinary income recognized by a participant in a disqualifying disposition.

    SPECIAL FEDERAL INCOME TAX CONSIDERATION DUE TO SHORT SWING PROFIT RULE:
The potential liability of a person subject to Section 16 of the Exchange Act to repay short-swing profits from the resale of shares acquired under a Company plan constitutes a "substantial risk of forfeiture" within the meaning of the above-described rules, which is generally treated as lapsing at such time as the potential liability under Section 16 lapses. Persons subject to Section 16 who would be required by Section 16 to repay profits from the immediate resale of stock acquired under a Company plan should consider whether to file a Section 83 (b) Election at the time they acquire stock under a Company plan in order to avoid deferral of the date that they are deemed to acquire shares for federal income tax purposes.

VOTE REQUIRED

    The approval of the holders of at least a majority of the shares of Common Stock outstanding and entitled to vote is required for approval of the adoption of the Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board of Directors recommends a vote FOR the adoption and ratification of the Plan.


                            EXECUTIVE COMPENSATION

    The following table shows as to each of the executive officers who earned more than $100,000 during the fiscal year ended June 30, 1996, information concerning compensation for services rendered in all capacities to PCPI and its subsidiaries during the previous three fiscal years.

                          SUMMARY COMPENSATION TABLE

                                                                                            LONG TERM
                                                               ANNUAL                     COMPENSATION
                                                            COMPENSATION                     AWARDS
                                                -------------------------------------     ------------
                                     FISCAL                              OTHER ANNUAL       OPTIONS/
NAME AND PRINCIPAL POSITION           YEAR       SALARY       BONUS      COMPENSATION        SARs(#)
- ---------------------------          ------      ------       -----      ------------     ------------
Edward W. Savarese.................   1996      $246,792     $  --        $72,850(1)        1,675,000
Director, Vice Chairman of the        1995       229,290        --         74,000(3)            --
      Board, President and Chief      1994       200,000      30,000         --               175,000
      Executive Officer
Brian Bonar........................   1996       155,648        --         12,009(2)          750,000
Director, Executive Vice President,   1995       129,039        --           --               350,000
Sales, Marketing and                  1994       135,469        --           --               150,000
     Engineering(4)
All executive officers as a group     1996       472,820        --         94,159           2,578,300
(3 persons for 1996 and 1995, and     1995       419,637        --         74,000             350,000
 5 persons for 1994).                 1994       625,909      54,000         --               618,500


(1) This amount includes $42,500 of accrued but unpaid vacation benefits and $30,350 of accrued but unpaid compensation due to Dr. Savarese which was converted into unregistered shares of the Company's common stock.

(2) This amount includes $12,009 of accrued but unpaid vacation due to Mr. Bonar which was converted into unregistered shares of the Company's common stock.

(3) As of June 30, 1995, $2,811 remained unpaid for Dr. Savarese. The amount for 1995 includes $74,000 of accrued but unpaid vacation benefits used by Dr. Savarese to exercise warrants to purchase stock.

(4) Mr. Bonar was hired August 1, 1992 and was appointed Vice President, Sales and Marketing on April 28, 1994. The table includes all of Mr. Bonar's fiscal 1994 compensation even though he was not an executive officer for all of fiscal 1994.

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR

    The following table provides information on options/SARs granted in fiscal year 1996 to the named executive officers.

                            NUMBER OF       PERCENT OF TOTAL
                            SECURITIES        OPTIONS/SARs       EXERCISE
                            UNDERLYING         GRANTED TO         OR BASE
                           OPTIONS/SARs       EMPLOYEES IN        PRICE
NAME                        GRANTED(#)        FISCAL YEAR        ($/SHARE)     EXPIRATION DATE
- ----                       ------------     ----------------     ---------     ---------------
Edward W. Savarese           925,000(1)          16.05%             $.20       October 14, 2005
Edward W. Savarese           750,000(1)          13.02%             $.20       October 14, 2005

Brian Bonar                  350,000(2)           6.07%             $.20       October 14, 2005
Brian Bonar                  150,000(3)           2.60%             $.20       December 31, 1999
Brian Bonar                  250,000(4)           4.34%             $.20       April 25, 2005
All executive officers
as a group                 2,578,300             44.74%
(3 persons)


(1) Warrants aggregating 925,000 shares were repriced on October 12, 1995 to the then current market price and in addition, a new warrant for 750,000 shares were issued. Of the combined warrants issued, 1,3000,000 were exercisable immediately and 375,000 became exercisable on April 12, 1996.

(2) Warrants and options were repriced on October 12, 1995 to the then current market with 165,000 exercisable immediately, 125,000 exercisable on April 12, 1996 and 20,000 each on September 22, 1996, 1997 and 1998.

(3) Warrants and options were repriced on October 12, 1995 to the then current market with 100,000 exercisable immediately and 50,000 exercisable on October 12, 1996.

(4) Options were granted on October 12, 1995 to purchase shares of PCPI's common stock with 100,000 exercisable on April 25, 1996 and 75,000 exercisable on April 25, 1997 and 1998.

             AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                    AND FISCAL YEAR-END OPTION/SAR VALUES

    The following table provides information on option/SAR exercises in fiscal year 1996 by the named executive officers and the value of such officers' unexercised options/SARs at June 30, 1996. Warrants to purchase PCPI common stock are included as options.

                           SHARES                            NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                         ACQUIRED ON       VALUE            UNDERLYING UNEXERCISED           IN-THE-MONEY OPTONS/SARs
NAME                     EXERCISE(#)     REALIZED($)       OPTIONS/SARs AT FY-END(#)         AT FISCAL YEAR END($)(1)
- ----                     -----------     -----------     -----------------------------     -----------------------------
                                                         EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
                                                         -----------     -------------     -----------     -------------
Edward W. Savarese           --              --           1,675,000            --          $3,433,750            --
Brian Bonar                40,000          82,000           470,000         280,000           963,500         $574,000
All executive officers
as a group (3 persons)     40,000          82,000         2,322,000         280,000         4,746,354          574,000


(1) Includes stock options and warrants to purchase common stock of PCPI. At fiscal year end June 30, 1996 the average of the bid and asked price of the Company's common stock on that date as quoted by the NASD electronic bulletin board was $2.25.

DIRECTOR COMPENSATION

    As fees for service on PCPI's Board of Directors, the non-employee directors of PCPI received in fiscal 1996 and will receive in fiscal 1997 $1,500 per month plus travel expenses. Employee directors receive no additional compensation for service on the PCPI Board of Directors. In fiscal 1996, the Company paid $3,000 and $4,500 to Dr. Saal and Mr. Roth, respectively, for director fees and each had $13,500 of accrued but unpaid directors fees converted into unregistered shares of PCPI's common stock. At June 30, 1996, $1,500 of accrued directors fees were unpaid to Dr. Saal. In addition, the Company calls upon Mr. Roth from time to time to provide special consulting services on various corporate matters, for cash compensation. On April 1, 1994, PCPI and Mr. Roth entered into a five-year consulting agreement for Mr. Roth to continue to provide these services payable in monthly installments of $9,000. The Company paid Mr. Roth $27,000 in such consulting fees during fiscal 1996. In addition, Mr. Roth converted into unregistered shares of the Company's common stock $81,000 due to Mr. Roth under his consulting agreement.

EMPLOYMENT AGREEMENTS

    PCPI entered into an employment agreement with Dr. Savarese, effective as of July 1, 1990, calling for employment for five years. On February 25, 1994, the agreement was amended to extend the term for an additional four years through June 30, 1999. Minimum salaries under the amended agreement commencing July 1, 1996 are $255,000, $270,000 and $285,000.

    PCPI also entered into an employment agreement with Mr. Bonar, effective September 1, 1994, calling for employment through June 30, 1999, at an annual base salary of $120,000 with a 3.5% cost of living increase each year commencing July 1, 1995. In addition to the annual base salary, Mr. Bonar will be subject to commission under a plan and quotas to be established at the start of each fiscal year.

    These employment agreements provide that, in the event of termination without cause, whether or not occurring in the aftermath of a change in corporate control, the Company shall pay the executive, within 72 hours after his termination, his entire salary for the remainder of the entire term, and shall also continue his fringe benefits for the remainder of the entire term.

    In the event of the executive's death or permanent disability, his salary shall continue during the entire term, and his stock options shall be exercisable until two years after his death or permanent disability.

    The executive shall be entitled to severance pay equal to one-half of his fiscal 1999 annual salary if his employment terminates upon the scheduled expiration of the employment agreement, or if he is terminated without cause within six months before the scheduled expiration of the employment agreement.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In March 1995, Dr. Savarese agreed to loan the Company a gross aggregate amount of up to $100,000 with interest at the rate of 7% per year. As of June 30, 1996, borrowings under this Note aggregated $100,000.

    In January 1996, the Company sold to its Chairman for $500,000 five-year warrants to purchase 10,000,000 unregistered shares of its common stock at the rate of $1.00 per share. The warrant contained certain anti-dilution provisions should the Company issue equity instruments at less than 50% of the exercise price. In connection with a private placement with various private investors of approximately $2.5 million, the exercise price of this warrant was subsequently reduced to $0.60 per share in accordance with this provision. In June 1996, warrants to purchase 3,333,333 shares were exercised.

              COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    During fiscal 1996, Dr. Saal filed late with the SEC a single Form 4 report with respect to two transactions; Dr. Savarese filed late with the SEC a single Form 4 report with respect to two transactions; Mr. Roth filed late with the SEC a single Form 4 report with respect to two transactions; Mr. Bonar filed late with the SEC two Form 4 report with respect to three transactions; and Mr. Barry filed late with the SEC a single Form 4 report with respect to two transactions.

                   RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board of Directors recommends a vote FOR the nominees listed herein and FOR ratification of the selection of independent certified public accountants.

                               OTHER MATTERS

OTHER BUSINESS

    So far as the management of PCPI is aware, no business other than that described in this proxy statement will come before the Meeting. If any other business properly comes before the Meeting, or any postponements or adjournments thereof, the proxyholders named in the accompanying proxy will vote thereon the shares represented by the proxy in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

    Stockholder proposals intended to be presented at the 1997 Annual Meeting (i.e., the meeting to be held following the end of fiscal year 1997) must be received on or before June 30, 1997 by the Company at its office address set forth on the first page of this proxy statement, and all the other conditions of Rule 14a-8 under the Securities Exchange Act of 1934 must be satisfied, for such proposals to be included in PCPI's proxy statement and form of proxy relating to that meeting.

BY ORDER OF THE BOARD OF DIRECTORS


Ralph R. Barry,
Secretary

San Diego, California
August 20, 1996

                                                                      Exhibit A


                             PROPOSED AMENDMENT OF
                           CERTIFICATE OF INCORPRATION
                        PERSONAL COMPUTER PRODUCTS, INC.

Resolved, the Certificate of Incorporation of this Corporation be amended such that the second sentence of the paragraph numbered Article FOURTH: (1) so that as amended said sentence shall be and read "The number of shares of Preferred Stock authorized to be issued is 10,000 and the number of shares of Common Stock authorized is to be 100,000,000."

                                    [LOGO]
                       PERSONAL COMPUTER PRODUCTS, INC.
- -------------------------------------------------------------------------------
                  11031 Via Frontera -- San Diego, CA 92127
                   Phone: 619-485-8411 --Fax: 619-487-5809

                         PERSONAL COMPUTER PRODUCTS, INC.
                 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Edward E. Savarese, Brian Bonar, Irwin Roth, Harry J. Saal or any of them with full power of substitution, proxies to vote at the annual Meeting of Stockholders of Personal Computers Products, Inc. (the "Company") to be held on September 20, 1996 at 11:00 a.m., local time, and at any adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as directed on the reverse side, and in their discretion upon such other matters as may come before the meeting.

                         (TO BE SIGNED ON REVERSE SIDE)
                                                          --------------------
                                                          | SEE REVERSE SIDE |
                                                          --------------------



          Please mark your
A / X /   votes as in this
          example.
                  FOR     WITHHELD
1. Election of   /   /     /   /             Nominees: Edward E. Savarese
   Directors:                                          Brian Bonar
                                                       Irwin Roth
   For, except vote withheld from the                  Harry J. Seal
   following nominee(s):

   ___________________________________

                                                     FOR   AGAINST   ABSTAIN
2. Approval of Boros & Farrington, APC as           /   /   /   /     /   /
   Independent Accountants for 1997.

3. To amend the Company's Certificate of            /   /   /   /     /   /
   Incorporation to increase the common
   stock authorized from 50,000,000 shares
   to 100,000,000 shares:

4. To adopt and ratify the 1997 Stock Option        /   /   /   /     /   /
   Plan:

5. To adopt and ratify the 1997 Employee            /   /   /   /     /   /
   Stock Purchase Plan.

PLEASE DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED SELF-ADDRESSED, POSTAGE PAID ENVELOPE.

SIGNATURE(S)________________  _________________________  Date: ________________
                              SIGNATURE IF HELD JOINTLY

Note: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.